UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street, 4th Floor San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)

On May 1, 2025, the Board of Directors (the “Board”) of Marin Software Incorporated (the “Company”) approved, effective as of May 1, 2025, 25% reductions to the annual base salaries of each of Christopher Lien, the Company’s Chief Executive Officer (“CEO”) and principal executive officer; Robert Bertz, the Company’s Chief Financial Officer (“CFO”) and principal financial officer; and Wister Walcott, the Company’s Executive Vice President, Product and Technology (“EVP” and together with the CEO and CFO, the “NEOs”).

In connection with such reductions in the annual base salaries of the NEOs (the “2025 Base Salary Reductions”), the Company entered into waivers (the “Waivers”) under the Amended and Restated Change in Control and Severance Agreements that the Company had previously entered into with each of the NEOs and filed as Exhibits 10.1, 10.2 and 10.3 to that certain Current Report on Form 8-K filed with the SEC on March 27, 2025 (the “CIC and Severance Agreements”).

The Waivers provide that each NEO shall consent to the 2025 Base Salary Reduction as a one-time waiver of the NEO’s right to assert “Good Reason” for purposes of the CIC and Severance Agreement and that the NEO shall agree that the 2025 Base Salary Reduction shall not constitute “Good Reason” for purposes of the CIC and Severance Agreement. The Waivers also provide that should the Company reduce the NEO’s salary again after the 2025 Base Salary Reduction, then the NEO may assert “Good Reason” again subject to all of the conditions set forth in the CIC and Severance Agreement.

The Waivers also provide that the Company and the NEO agree that any cash severance payments that the Company may become obligated to pay to the NEO pursuant to Section 2(a) of the CIC and Severance Agreement in connection with any Qualifying Termination (as defined in the CIC and Severance Agreement), or pursuant to Section 3(a) of the CIC and Severance Agreement in connection with any CIC Qualifying Termination (as defined in the CIC and Severance Agreement), shall be calculated using the NEO’s monthly base salary or annual target bonus, as applicable, at the rate in effect immediately prior to the 2025 Base Salary Reduction (“Prior Amounts”) or any increased amounts (provided no less than the Prior Amounts) subsequently agreed to by the Company and NEO, rather than the NEO’s monthly base salary or annual target bonus, as applicable, in effect as a result of the 2025 Base Salary Reduction.

The foregoing description is qualified in its entirety by the full text of the form of Waiver filed as Exhibit 99.1 to this Current Report on Form 8-K, as incorporated herein by reference.

In addition to the 2025 Base Salary Reductions, the Board also approved, effective as of May 1, 2025, 25% reductions to the annual base salaries of other employees of the Company whose annual base salary exceeds $150,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
99.1	Form of Waiver under Change in Control and Severance Agreement for the NEOs.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: May 6, 2025	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer